SECURITIES PURCHASE AGREEMENT

by and between

INverso Corp.,
a Delaware corporation

on the one hand

and

William A. Hartman,
an individual,

on the other hand

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is entered into effective this 28th day of September, 2009 by and between INverso Corp., a Delaware corporation (“INverso”), on the one hand, and William A. Hartman, an individual (“Hartman”), on the other hand.  Each of INverso and Hartman shall be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, INverso is a development stage company without significant assets or business, is subject to the reporting requirements of the Securities Act of 1934, and is considered a blank check company thereunder;

WHEREAS, Hartman intends to develop medications and procedures responsive to human diseases and desires to obtain a controlling ownership interest in INverso in order to commercialize technologies therein;

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the Parties covenant, promise and agree as follows:

AGREEMENT

1.           TRANSACTIONS:  Within Five (5) days of the Closing, subject to the terms and conditions of this Agreement, the following shall occur:

(a)           INverso shall issue to Hartman a total of One Million Eight Hundred Fifty One Thousand One Hundred Eleven (1,851,111) shares of its Series A Convertible Preferred Stock (the “Hartman Shares”).  The rights, privileges and preferences of INverso’s Series A Convertible Preferred Stock is set forth in Exhibit A.  In exchange for the Hartman Shares, Hartman agrees to accept an appointment as an officer and director of INverso.

2.           REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY INVERSO:  INverso hereby represents, warrants and agrees as follows:

(a)           INverso is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.  INverso has all requisite corporate power and authority to enter into and perform this Agreement and the other Transaction Documents and to consummate and effect the transactions contemplated by this Agreement.

(b)           All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority required on the part of INverso in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated hereby shall have been obtained, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

3.          REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY HARTMAN:  Hartman hereby represents, warrants and agrees as follows:

(a)           Hartman acknowledges that he has been furnished with such financial and other information concerning INverso, the directors and officers of INverso, and the business of INverso as they consider necessary in connection with the issuance of the Hartman Shares.  As a result, he is familiar with the business, operations, properties, and financial condition of INverso and has discussed with officers or directors of INverso any questions he may have had with respect thereto.  He understands:

(i)           The risks involved in this investment, including the speculative nature of the investment;

(ii)          The financial hazards involved in this investment, including the risk of losing their entire investment;

(iii)         The lack of liquidity and restrictions on transfers of the Hartman Shares; and

(iv)         The tax consequences of this investment.

Hartman has consulted with his own legal, accounting, tax, investment and other advisers with respect to the tax treatment, merits, and risks of the transactions contemplated hereby.

(b)           Hartman represents that he is acquiring the Hartman Shares solely for his own account and beneficial interest for investment and not for sale or with a view to distribution of the Hartman Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(c)           Hartman acknowledges that an investment in the Hartman Shares involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Hartman Shares for an indefinite period of time and to suffer a complete loss of his investment.

(d)           Hartman has been advised that the Hartman Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the Hartman Shares is to be effected and the Hartman Shares will be issued by INverso in connection with a transaction that does not involve any public offering within the meaning of section 4(2) of the Act and/or Regulation D as promulgated by the Securities and Exchange Commission under the Act, and under any applicable state blue sky authority.  They understand that INverso is relying in part on their representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding their representations, they have in mind merely acquiring the Hartman Shares for resale on the occurrence or nonoccurrence of some predetermined event.  Hartman has no such intention.

(e)           Hartman further acknowledges that the Hartman Shares are restricted securities under Rule 144 of the Act, and, therefore, if INverso, in its sole discretion, chooses to issue any certificates reflecting the ownership interest in the Hartman Shares, those certificates will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, Hartman further agrees not to make any disposition of all or any portion of the Hartman Shares unless and until:

(i)           There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii)           they shall have obtained the consent of INverso and notified INverso of the proposed disposition and shall have furnished INverso with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by INverso, they shall have furnished INverso with an opinion of counsel, reasonably satisfactory to INverso, that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the holder thereof to a partner (or retired partner) of the holder, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were purchasers hereunder as long as the consent of INverso is obtained.

(f)           Hartman is an “accredited investor” as such term is defined in Rule 501 under the Act.  For purposes hereof, an “Accredited Investor” is one that either:

(i)           has a net worth of at least $1,000,000 (including home and personal property), or

(ii)          had an individual income of more than $200,000 in each of the two most recent calendar years, and reasonably expects to have an individual income in excess of $200,000 in the current calendar year; or along with Purchaser’s spouse had joint income in excess of $300,000 in each of the two most recent calendar years, and reasonably expects to have a joint income in excess of $300,000 in the current calendar year.

For purposes of this Agreement, “individual income” means “adjusted gross income” as reported for Federal income tax purposes, exclusive of any income attributable to a spouse or to property owned by a spouse:  (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended, (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Sections 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

For purposes of this Agreement, “joint income” means, “adjusted gross income,” as reported for Federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, and increased by the following amounts:  (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

For the purposes of this Agreement, “net worth” means (except as otherwise specifically defined) the excess of total assets at fair market value, including home and personal property, over total liabilities, including mortgages and income taxes on unrealized appreciation of assets.

3.           CONDITIONS PRECEDENT.  This Agreement, and the transactions contemplated hereby, shall be subject to the following conditions precedent:

(a)           INverso shall have entered into a License Agreement with each of Altman Enterprises, LLC and Marv Enterprises, LLC with respect to certain patents and trademarks to be used by INverso.

4.           CLOSING.  The Closing (the “Closing”) shall take place at the offices of The Lebrecht Group, APLC, counsel for INverso, 406 W. South Jordan Parkway, Suite 160, South Jordan, UT 84095, on September 16, 2009, or at such other place, date and time as the Parties may agree in writing (the “Closing Date”).

5.           CONFIDENTIALITY.  Each Party hereto will hold and will cause its agents, officers, directors, attorneys, employees, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning any other Party furnished it by such other Party or its representatives in connection with the subject matter hereof (except to the extent that such information can be shown to have been (i) previously known by the Party to which it was furnished, (ii) in the public domain through no fault of such Party, or (iii) later lawfully acquired from other sources by the Party to which it was furnished), and each Party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement.  Each Party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information. Notwithstanding the foregoing, the Parties acknowledge that this Agreement shall be discussed in, and will be filed as an exhibit to, INverso’s filings with the Securities and Exchange Commission.

6.           This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by all of the Parties to be charged with such modification.

7.           This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns.

8.           All Parties hereto agree to pay their own costs and attorneys' fees except as follows:

(a)           In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, involving claims within the scope of the releases contained in this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing Party shall recover all of such Party's attorneys' fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

(b)           Hartman will pay the legal fees related to the transactions contemplated by this Agreement.

(c)           As used herein, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

9.           This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Pennsylvania including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.  Venue for any action brought under this Agreement shall be in the appropriate court in Mercer County, Pennsylvania.

10.           The Parties agree and stipulate that each and every term and condition contained in this Agreement is material, and that each and every term and condition may be reasonably accomplished within the time limitations, and in the manner set forth in this Agreement.

11.           The Parties agree and stipulate that time is of the essence with respect to compliance with each and every item set forth in this Agreement.

12.           This Agreement, along with the exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings related to the subject matter hereof.  No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

13.           This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Agreement upon the date first set forth above.

“INverso”	“Hartman”

INverso Corp.,
a Delaware corporation	/s/ William A. Hartman
William A. Hartman,
an individual

/s/ Bonnie L. Hartman
By: Bonnie L. Hartman
Its: Secretary

EXHIBIT A

RIGHTS, PRIVILEGES, AND PREFERENCES
OF
INVERSO SERIES A CONVERTIBLE PREFERRED STOCK